Number                 [EAGLE LOGO APPEARS HERE]          Shares
147


       INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA APRIL 11, 2000
                            EARTHNET MEDIA.COM, INC.

 CAPITAL STOCK: 50,000,000 SHARES COMMON STOCK @ $.001 PAR VALUE FULLY PAID AND
                                 NON-ASSESSABLE

   This Certifies that _______________________________________ is the registered holder of  _____________________________________  Shares of the Capital Stock of
EARTHNETMEDIA.COM, INC. transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

      IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________________ day of ________________________ A.D. 20___.

President___________________ [Corporate Seal     Secretary _____________________
                              Appears Here]